Execution Version

AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT (this

“Amendment”) is dated effective as of October 30, 2024 and entered into by and among, ORION ENERGY SYSTEMS, INC., a Wisconsin corporation (“Company”), GREAT LAKES ENERGY TECHNOLOGIES, LLC, a Wisconsin limited liability company (“Great Lakes”), CLEAN ENERGY SOLUTIONS, LLC, a Wisconsin limited liability company (“Clean Energy”), ORION ASSET MANAGEMENT, LLC, a Wisconsin limited liability company (“Asset Management”), ORION TECHNOLOGY VENTURES, LLC, a Wisconsin limited liability company (“Orion Technology”), and VOLTREK, LLC, a Massachusetts limited liability company ("Voltrek" and together with the Company, Great Lakes, Clean Energy, Asset Management and Orion Technology, collectively, the "Borrowers"), and BANK OF AMERICA, N.A., a national banking association, as lender (“Lender”). Capitalized terms used herein but not otherwise defined shall have their respective meanings as defined in the Loan Agreement (defined below).

RECITALS

WHEREAS, the Borrowers, the Guarantors and the Lender have entered into that certain Loan and Security Agreement dated as of December 29, 2020 (as amended by that certain Amendment No. 1 to Loan and Security Agreement dated as of November 4, 2022, that certain Amendment No. 2 to Loan and Security Agreement dated as of April 22, 2024 and as may be further amended, restated, extended, supplemented or otherwise modified, the “Loan Agreement”).

WHEREAS, the Obligors have requested that the Lender agree to certain amendments to the Loan Agreement as set forth herein.

WHEREAS, as of the Effective Date (defined below), the Lender agrees to amend the Loan Agreement, all on the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, for and in consideration of the premises and the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Borrowers and the Lender agree as follows:

1.
AMENDMENTS TO THE LOAN AGREEMENT.
1.1
Loan Agreement Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, effective on and as of the Effective Date (defined below), the Loan Agreement is hereby amended as follows:

Section 1.1 of the Loan Agreement is hereby amended by amending and restating the following defined terms:

Applicable Margin: the margin set forth below, as determined by the average daily Availability for the last Fiscal Quarter:

Level	Average Availability	Base Rate Revolver Loans	Term SOFR Revolver Loans	Base Rate Term Loans	Term SOFR Term Loans
I	> 66% of the Borrowing Base	0.75%	1.75%	1.50%	2.50%

#510767556.5

II	> 33% of the Borrowing Base and < 66% of the Borrowing Base	1.00%	2.00%	1.75%	2.75%
III	< 33% of the Borrowing Base	1.25%	2.25%	2.00%	3.00%

Notwithstanding the foregoing, until Borrowers maintain a Fixed Charge Coverage Ratio of at least 1.0 to

1.0 for two consecutive 12 month periods measured as of the last day of two consecutive Fiscal Quarters following the Amendment No. 3 Effective Date, as reflected in the financial statements delivered hereunder for such 12 month periods, margins shall be determined at Level III set forth above plus 0.25%. Thereafter, margins shall be subject to increase or decrease by Lender on the first day of the calendar month following each Fiscal Quarter end based upon the Average Availability for such Fiscal Quarter. If Lender is unable to calculate Average Availability for a Fiscal Quarter due to Borrowers’ failure to deliver any Borrowing Base Report as of the last day of the calendar month for the Fiscal Quarter then ending when required hereunder, then, at the option of Lender, margins shall be determined as if Level III were applicable until the first day of the calendar month following its receipt.

Availability Block: $1,000,000, (a) reducing to $500,000 upon the Borrowers achieving an Adjusted Fixed Charge Coverage Ratio of at least 1.0 to 1.0 for any 12 month period ending on the last day of any Fiscal Quarter following the Amendment No. 2 Effective Date, as reflected in the financial statements delivered hereunder for such period, and (b) reducing to $0 upon Borrowers maintaining an Adjusted Fixed Charge Coverage Ratio of at least 1.0 to 1.0 for any two consecutive 12 month periods ending on the last day of any two consecutive Fiscal Quarters following the Amendment No. 2 Effective Date, as reflected in the financial statements delivered hereunder for each such 12 month period; provided that if, after reducing to $0 (pursuant to clause (b) above or the parenthetical below), both (i) the Term Loan is outstanding and (ii) the Borrower fails to maintain an Adjusted Fixed Charge Coverage Ratio of at least 1.0 to 1.0 for any 12 month period ending on the last day of any Fiscal Quarter, as reflected in the financial statements delivered hereunder for such period, then the Availability Block shall increase to

$500,000 (and may thereafter reduce back to $0 upon the Borrowers achieving an Adjusted Fixed Charge Coverage Ratio of at least 1.0 to 1.0 for any 12 month period ending on the last day of any Fiscal Quarter, as reflected in the financial statements delivered hereunder for such period, so long as no Event of Default is then continuing).

Revolver Termination Date: June 30, 2027.

Term Loan Maturity Date: June 30, 2027.

2.
CONDITIONS.
2.1
Effectiveness. This Amendment shall become effective upon receipt by the Lender of the following in form and substance acceptable to the Lender (the “Effective Date”):
(a)
a duly executed counterpart of this Amendment which, when taken together, bears the authorized signatures of each Obligor and the Lender;
(b)
Lender shall have received good standing certificates for each Borrower issued by the Secretary of State or other appropriate official of such Borrower’s jurisdiction of organization; and
(c)
copies of such other documents and information as the Lender may reasonably request.

3.
FEES AND EXPENSES. On or prior to the Effective Date, Borrowers shall have paid

(a) an amendment fee of $30,000 to Lender and (b) all reasonable and documented out-of-pocket expenses of Lender in connection with this Amendment and the transactions contemplated hereby (including the reasonable and documented out-of-pocket fees and expenses of counsel to Lender).

4.
REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS. In order to

induce the Lender to enter into this Amendment, each Obligor that is party to this Amendment represents and warrants to the Lender that the following statements are true, correct and complete as of the Effective Date after giving effect to this Amendment:

4.1
Power and Authority. Each Obligor has all corporate or limited liability company, as applicable, power and authority to enter into this Amendment.
4.2
Corporate Action. The execution and delivery of this Amendment and the performance of the obligations of each Obligor hereunder and under the Loan Agreement have been duly authorized by all necessary corporate or limited liability company, as applicable, action on the part of such Obligor.
4.3
No Conflict or Violation or Required Consent or Approval. The execution and delivery of this Amendment and each Obligor’s performance of this Amendment and the Loan Agreement do not

(a) require any consent or approval of any holders of Equity Interests of such Obligor, other than those already obtained, (b) contravene the Organic Documents of any Obligor, (c) violate or cause a default under any Applicable Law or Material Contract, or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligor.

4.4
Execution, Delivery and Enforceability. This Amendment has been duly executed and delivered by each Obligor and is the legal, valid and binding obligation of such Obligor, enforceable in accordance with its terms, except as enforceability may be affected by applicable bankruptcy, insolvency, and similar proceedings affecting the rights of creditors generally.
4.5
No Default or Event of Default. No event or circumstance has occurred and is continuing that constitutes a Default or Event of Default.
4.6
Representations and Warranties. Each of the representations and warranties contained in the Loan Documents is and will be true and correct in all material respects, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects as of such earlier date. Each Borrower represents and warrants that there are currently no Guarantors of the Obligations and that the Borrowers signatory hereto constitute all Obligors.
4.7
Officer's Certificate. Other than with respect to Stay-Lite Lighting, Inc., the organizational documents, resolutions and incumbency certificates attached to that certain Officer's Certificate dated April 22, 2024, delivered by Borrowers to Lender, remain in full force and effect and have not been amended, modified, revoked or, in the case of the resolutions, contradicted by any other resolution.
5.
EFFECT OF AMENDMENT; RATIFICATION. From and after the Effective Date, all references in the Loan Documents to the Loan Agreement shall mean the Loan Agreement as amended hereby. Except as expressly set forth herein, the Loan Agreement and the other Loan Documents, including the Liens granted thereunder, shall remain in full force and effect, and all terms and provisions thereof are hereby ratified and confirmed.
6.
APPLICABLE LAW.
6.1
THIS AMENDMENT AND ALL CLAIMS, SHALL BE GOVERNED BY THE LAWS OF

THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS
6.2
EACH OBLIGOR HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER COOK COUNTY, ILLINOIS AND THE NORTHERN DISTRICT OF ILLINOIS, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH OBLIGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1. OF THE LOAN AGREEMENT.
7.
NO WAIVER. The execution, delivery and effectiveness of this Amendment does not constitute a waiver of any Default or Event of Default, amend or modify any provision of any Loan Document except as expressly set forth herein or constitute a course of dealing or any other basis for altering the Obligations of any Obligor.
8.
COMPLETE AGREEMENT. This Amendment constitutes a Loan Document and, together with all other Loan Documents, sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter.
9.
CAPTIONS; COUNTERPARTS. The headings and captions herein are intended solely for convenience of reference and shall not be used to interpret or construe the provisions hereof. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), all of which taken together shall constitute but one and the same instrument.
10.
REAFFIRMATION. Each Obligor hereby consents this Amendment and the transactions contemplated hereby and hereby confirms its respective pledges, grants of security interests and other obligations (including, with respect to the Guarantors, their guaranty obligations) under the Loan Agreement and each Loan Document to which such Obligor is a party, as applicable, under and subject to the terms of the Loan Agreement and the other Loan Documents, and agrees that, notwithstanding the effectiveness of the Amendment, such pledges, grants of security interests and other obligations, and the terms of the Loan Agreement and the other Loan Documents, are not impaired or affected in any manner whatsoever, except as expressly set forth herein, and shall continue to be in full force and effect and shall also secure all obligations as amended, reaffirmed, increased or otherwise modified pursuant to the Amendment.
11.
RELEASE. For and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Obligor (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge the Lender and each of its

Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Effective Date arising out of, connected with or related in any way to this Amendment, the Loan Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of the Lender contained therein, or the possession, use, operation or control of any of the assets of each Obligor, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral on or prior to the Effective Date. As to each and every claim released hereunder, each Obligor hereby represents that it has received the advice of legal counsel with regard to the releases contained herein.

[Signatures follow; remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:

ORION ENERGY SYSTEMS, INC.

By: /s/ J. Per Brodin

Name: J. Per Brodin

Title: Chief Financial Officer

GREAT LAKES ENERGY TECHNOLOGIES, LLC

By: /s/ J. Per Brodin

Name: J. Per Brodin

Title: Chief Financial Officer

CLEAN ENERGY SOLUTIONS, LLC

By: /s/ J. Per Brodin

Name: J. Per Brodin

Title: Chief Financial Officer

ORION ASSET MANAGEMENT, LLC

By: /s/ J. Per Brodin

Name: J. Per Brodin

Title: Chief Financial Officer

ORION TECHNOLOGY VENTURES, LLC

By: /s/ J. Per Brodin

Name: J. Per Brodin

Title: Chief Financial Officer

VOLTREK, LLC

By: /s/ J. Per Brodin

Name: J. Per Brodin

Title: Chief Financial Officer

LENDER:

BANK OF AMERICA, N.A.

By: /s/ Jonah Vogt

Name: Jonah Vogt

Title: Senior Vice President